                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               THE VIALINK COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
     (3)  Filing Party:

--------------------------------------------------------------------------------
     (4)  Date Filed:

                               THE viaLINK COMPANY
                           13155 NOEL ROAD, SUITE 700
                               DALLAS, TEXAS 75240

                                  May __, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of The viaLink Company, which will be held at the OXFORD ROOM OF THE UNIVERSITY CLUB, 13350 DALLAS PARKWAY, SUITE 4000, DALLAS, TEXAS 75240, ON JUNE 4, 2002 AT 2:00 P.M. (CENTRAL DAYLIGHT SAVINGS TIME). Details of the business to be conducted at the 2002 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the annual meeting and wish to change your proxy vote, you may do so simply by voting in person at the annual meeting.

     After careful consideration, our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal and for both of the directors nominated for election to The viaLink Company Board of Directors. IN PARTICULAR, WE BELIEVE THAT YOUR VOTE IN FAVOR OF THE PROPOSAL TO INCREASE THE AMOUNT OF AUTHORIZED STOCK IS VITAL TO viaLINK IN THAT MORE STOCK MAY BE NEEDED TO PROVIDE A MEANS FOR viaLINK TO OBTAIN ADDITIONAL CAPITAL OR TO CONSUMMATE A STRATEGIC TRANSACTION; WITHOUT YOUR APPROVAL, WE BELIEVE THAT viaLINK'S ABILITY TO OBTAIN FUNDS WILL BE SUBSTANTIALLY IMPAIRED.

     We look forward to seeing you at the meeting.

                                       Sincerely,



                                       Warren D. Jones
                                       Chief Executive Officer and Director

                               THE viaLINK COMPANY
                           13155 NOEL ROAD, SUITE 700
                               DALLAS, TEXAS 75240

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 2002

TO THE STOCKHOLDERS OF THE viaLINK COMPANY:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The viaLink Company, a Delaware corporation, will be held at the OXFORD ROOM OF THE UNIVERSITY CLUB, 13350 DALLAS PARKWAY, SUITE 4000, DALLAS, TEXAS 75240, on JUNE 4, 2002 at 2:00 P.M. (CENTRAL DAYLIGHT SAVINGS TIME), for the following purposes, as more fully described in the Proxy Statement accompanying this
Notice:

     1. To elect two (2) Class III directors to serve until our 2005 annual meeting of stockholders, or until their respective successors are duly elected and qualified;

     2. To amend the Articles of Incorporation in order to increase the authorized common stock of The viaLink Company 150,000,000 shares, from the current 150 million to 300 million shares;

     3. To ratify the appointment of KPMG LLP as independent auditors for our company for the fiscal year ending December 31, 2002; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 5, 2002, are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. The prompt return of your proxy card will assist us in preparing for the meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                       BY ORDER OF THE BOARD OF DIRECTORS,


                                       William P. Creasman, Secretary

Dallas, Texas
May __, 2002

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               THE viaLINK COMPANY
                           13155 NOEL ROAD, SUITE 700
                               DALLAS, TEXAS 75240

                                   ----------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 2002

                                   ----------

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of The viaLink Company, a Delaware corporation, for use at the 2002 Annual Meeting of Stockholders to be held ON JUNE 4, 2002 AT 2:00 P.M., CENTRAL DAYLIGHT SAVINGS TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AT THE OXFORD ROOM OF THE UNIVERSITY HEALTH CLUB, 13350 DALLAS PARKWAY, DALLAS, TEXAS 75240. These proxy solicitation materials were mailed on or about May __ 2002, to all stockholders entitled to vote at our annual meeting.

VOTING

     The specific proposals to be considered and acted upon at our annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On April 5, 2002, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, we had outstanding 77,326,003 shares of our common stock; we also had outstanding 90 shares of our Series B Convertible Preferred Stock and 700 shares of our Series C Convertible Preferred Stock, none of which are entitled to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on April 5, 2002. The holders of Preferred Stock do not have voting rights other than those required by the Delaware General Corporation Law; therefore, the holders of Preferred Stock are not entitled to vote with respect to the proposals set forth in this proxy statement. Stockholders may not cumulate votes in the election of directors. For Proposal 1, the nominees who receive the greatest number of votes cast at the meeting by the shares present in person or by proxy and entitled to vote will be elected. For Proposal 2, the affirmative vote of holders representing a majority of the shares of our voting stock outstanding on the record date will be required for approval. For Proposal 3, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may be permitted to exercise voting discretion with respect to some of the matters to be acted upon; if you do not give your broker or nominee specific instructions regarding such matters your proxy will be deemed a "broker non-vote." Broker non-votes will have no impact on Proposals 1 and 3 because they will not be considered "shares present" for voting purposes. For Proposal 2, broker non-votes and abstentions will have the same effect as a negative vote. In any event, broker non-votes and abstentions will be counted as present for purposes of determining a quorum for the transaction of business. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

PROXIES

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 3 described in the accompanying notice and proxy statement. You may revoke or change your Proxy at any time before the annual meeting by filing with our Corporate Secretary at our principal executive offices at 13155 Noel Road, Suite 700, Dallas, Texas 75240, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

SOLICITATION

     We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2003 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices in Dallas, Texas, addressed to our Secretary, not later than March 1, 2003, the date which is 120 days prior to one year from the mailing date of this proxy statement. In addition, the proxy solicited by our board of directors for our 2003 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than May 15, 2003. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

     Our certificate of incorporation provides that our board of directors will be divided into three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The board currently consists of five directors. The class whose term of office expires at this annual meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2004 annual meeting of stockholders, or in each case until their successors have been elected and qualified. The nominees listed below are currently members of our board of directors.

     The nominees for director have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES FOR CLASS III DIRECTORS FOR TERM ENDING UPON THE 2005 ANNUAL MEETING OF STOCKHOLDERS

     Jimmy M. Wright, 48, has served as a member of our board of directors and as a member of the compensation and audit committees of the board of directors since February 1998. Mr. Wright is currently the Managing Partner with Diversified Retail Solutions, L.L.C., a supply chain consulting business, where he has served since February 1998. From July 1998 to September 1999, Mr. Wright served as the Chief Logistics Officer of Amazon.com, Inc., a publicly traded Web-based retailer. In January 1998, Mr. Wright retired as Vice President of Distribution for Wal-Mart Stores, Inc. During his 13-year tenure at Wal-Mart, he was involved in all facets of strategic planning, including supply chain management, personnel, site selection and building design.

     Jerry W. Walker, 65, has served as a member of our board of directors, as the Chairman of the audit committee of the board of directors, and as a member of the compensation committee of the board of directors since his election by the board of directors in October 2001. Prior thereto Mr. Walker retired in 1996 after 34 years at Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP), where he completed his career as the Managing Partner of the Dallas Office and Southwest Cluster (Region) from 1979 to 1996.

CONTINUING CLASS I DIRECTORS FOR TERM ENDING UPON THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     Lewis B. "Bucky" Kilbourne, Ph.D., 55, has served as a member of our board of directors since December 1997 and was elected as the Chief Executive Officer on October 1, 1998, and resigned from that office on September 4, 2001. Dr. Kilbourne continues to serve as Chairman of the Board. Dr. Kilbourne has more than 20 years of financial experience in the retail, food service and banking business. Prior to joining us, Dr. Kilbourne was a Professor of Finance and Economics at Oklahoma City University. Dr. Kilbourne also served as President of Kilbourne and Associates, Inc., a management consulting firm located in Oklahoma City. From January 1994 to May 1997, Dr. Kilbourne served as Chief Financial Officer of Sonic Corporation, a national restaurant chain based in Oklahoma City. He has also held executive financial positions with Popeye's, Church's Fried Chicken, Brock Hotels, Showbiz Pizza and National Convenience Stores.

     Sue A. Hale, 57, has served as a member of our board of directors and as the chairwoman of the compensation committee and a member of the audit committee of the board of directors since March 1999. Ms. Hale is currently the Executive Editor of the Daily Oklahoman, the largest daily paper in Oklahoma. From January 1996 to January 2000, Ms. Hale served as the General Manager of Connect Oklahoma, a statewide news and information Internet company.

CONTINUING CLASS II DIRECTORS FOR TERM ENDING UPON THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     Robert N. Baker, 50, is one of our co-founders and has served as a director since our formation in 1985 and was a Vice President until October 1998. Mr. Baker has served as our President and Chief Operating Officer since October 1998 and is responsible for our technology development and services. Mr. Baker has over 20 years of experience in management, technical support and systems development within the retail industry.

     Warren D. Jones, 59, has served as a member of our board of directors, as chairman of the audit committee and as a member of the compensation committee of the board of directors since December 1999. Formerly retired, Mr. Jones was elected by the Board of Directors to the office of Chief Executive Officer of the Company on September 4, 2001. Prior to his retirement, Mr. Jones spent 31 years at PricewaterhouseCoopers LLP where he served as managing partner in New Orleans and Pittsburgh, and most recently was responsible for risk management and compliance for the firm's Southwest region technology, telecommunications and entertainment clients.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors met 9 times and acted 9 times by unanimous written consent during the fiscal year ended December 31, 2001. The board of directors has an audit committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which such director served during 2002.

     Audit Committee. We have a standing audit committee that makes recommendations to the board regarding the selection of independent auditors, reviews the results and scope of audits and other accounting-related services and reviews and evaluates our internal control functions. The audit committee is currently comprised entirely of independent directors, as defined by Section 303.01(B) of the New York Stock Exchange listing standards. The members of the audit committee were Messrs. Jones and Wright and Ms. Hale until September 4, 2001, and Messrs. Walker and Wright and Ms. Hale for the remainder of 2001. The audit committee held 3 meetings during 2001. It was the intention of the board of directors that Mr. Jones' resignation from the audit committee and the appointment of Mr. Walker as chairman of that committee would preserve the independence of the audit committee. The charter adopted by the board of directors for the audit committee was not amended in 2001.

     Compensation Committee. We have a standing compensation committee that reviews and makes recommendations to the board concerning salaries and incentive compensation for our officers and employees. The compensation committee also administers our 1999 Stock Option/Stock Issuance Plan, our 1999 Employee Stock Purchase Plan and other employee incentive plans. The members of the compensation committee were Messrs. Jones and Wright and Ms. Hale until September 4, 2001, and Messrs. Walker and Wright and Ms. Hale for the remainder of 2001. The compensation committee held 2 meetings during 2001 and acted by unanimous consent 3 times during 2001.

DIRECTOR COMPENSATION AND INDEMNIFICATION AGREEMENTS

     We currently pay our non-employee directors $2,500 for every meeting attended in person for their services as members of the board of directors; for 2001 we paid $ 5,000 to Ms. Hale, $5,000 to Mr. Jones (who became ineligible to receive additional fees of this nature upon becoming Chief Executive Officer, and $ 2,500 to Mr. Wright; in recognition of executive officer voluntary salary deferrals as well as reductions for all salaried employees (including executive officers), Ms. Hale, Mr. Walker, and Mr. Wright served without compensation for the last months of 2001.

     We also reimburse our directors for any out-of-pocket expenses and additional fees incurred in attending meetings of the board of directors and committees thereof on which such directors serve. Under our 1999 Stock Option/Stock Issuance Plan, at the time of our annual meeting of stockholders non-employee directors automatically receive options to purchase 48,000 shares of our common stock, provided such non-employee director has served on the board for at least six months. Employee directors are eligible to receive stock option grants at the discretion of the compensation committee of the board of directors. We granted 48,000 automatic options to Ms. Hale, Mr.

Jones, and Mr. Wright in 2001. In addition, Mr. Walker received a grant of 50,000 options in October, 2001, in conjunction with his appointment to the Board.

     Our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors and officers liability insurance and enter into indemnification agreements with all of our directors and executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF BOTH OF THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

  AMENDMENT OF ARTICLES OF INCORPORATION TO ALLOW 150,000,000 SHARE INCREASE IN
                             AUTHORIZED COMMON STOCK

     The board of directors is asking the stockholders to approve an amendment to our Articles of Incorporation which would allow us to issue an additional 150,000,000 shares of common stock. You will find a copy of the proposed amendment attached to this proxy statement and labeled "Attachment A." The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to approve.

     As of April 5, 2002 (the record date), we had 77,326,003 shares of our common stock issued and outstanding, with another 47,987,300 shares committed or reserved to be issued upon the conversion of Series B and C Convertible Preferred Stock , and 8,738,966 shares reserved to be issued upon the exercise of outstanding warrants and 14,718,031 shares reserved to be issued upon the exercise of outstanding stock options. The Articles of Incorporation provide for issuance of up to 150,000,000 shares of common stock in our company.

     Historically we have addressed capital needs by selling our common stock, either directly or indirectly by way of selling convertible preferred stock. Revenue from operations may not be sufficient to sustain our company, and obtaining capital by way of debt may be too costly to our company or unavailable altogether. The board of directors believes it is appropriate for the company to have the flexibility to sell additional common stock as necessary.

     Holders of Series B and C Convertible Preferred Stock have anti-dilution rights which under certain circumstances entitle them to receive a proportion of any new issuance of common stock of viaLink. Generally these holders are entitled to the right to acquire additional shares of common stock so as to maintain their percentage of potential ownership of viaLink common stock. Upon conversion of their preferred stock into common stock, these holders lose their protection against dilution.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE viaLINK COMPANY TO ALLOW FOR ISSUANCE OF AN ADDITIONAL 150,000,000 SHARES OF COMMON STOCK.

                                 PROPOSAL THREE

                      RATIFICATION OF INDEPENDENT AUDITORS

     Our board of directors appointed the firm of KPMG LLP, independent public auditors for the fiscal years ended December 31, 2000, and December 31, 2001, and has appointed KPMG LLP to serve in the same capacity for the fiscal year ending December 31, 2002. The board is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the selection of KPMG LLP.

     Stockholder ratification of the selection of KPMG LLP as our independent public auditors is not required by our bylaws or other applicable legal requirement. However, the board is submitting the selection of KPMG LLP to the stockholders as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, our board of directors will reconsider its selection. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if the board believes that such a change would be in the best interests of the company and our stockholders.

     A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

FEES BILLED TO US BY KPMG LLP DURING 2001

     Audit Fees. During 2001, KPMG LLP billed us an aggregate of $116,500 for services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-QSB and procedures related to the filing of our registration statements with the SEC.

     Financial Information Systems Design and Implementation Fees. We did not engage KPMG LLP to provide advice to us regarding financial information systems design and implementation during 2001.

     All Other Fees. During 2001, we did not engage KPMG LLP for non-audit or tax related services.

     The audit committee has been provided with information regarding the services provided by KPMG LLP and has considered the compatibility of such services with maintaining the auditors' independence.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                  OTHER MATTERS

     We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                             OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 5, 2002, by:

     o each person known by us who are beneficial owners of five percent (5%) or more of our common stock;

     o    each current director and nominee for director;

     o each executive officer named in the summary compensation table of the Executive Compensation and Other Information section of this proxy statement; and

     o    all current directors and executive officers as a group.

     Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                               PERCENTAGE
                                                                  SHARES       OF SHARES
                                                               BENEFICIALLY   BENEFICIALLY
               BENEFICIAL OWNER (1)                               OWNED         OWNED (2)
               --------------------                            ------------   ------------

Executive Officers and Directors
Robert N. Baker (3) .....................................       3,214,109            4.16%
Mark L. Bromberg (4) ....................................         231,651               *

Brian M. Carter (5) .....................................         176,977               *
William P. Creasman (6) .................................         172,096               *
Sue A. Hale (7) .........................................         100,000               *
Warren D. Jones (8) .....................................         294,000               *
Lewis B. Kilbourne (9) ..................................       1,291,118            1.67%
David M. Lloyd (10) .....................................         500,732               *
Robert I. Noe (11) ......................................         746,359               *

Jack Scott (12) .........................................         201,065               *
Jerry W. Walker .........................................               0             n/a
Jimmy M. Wright (13) ....................................         277,000               *
                                                                ---------       ---------
   All executive officers and directors as a group ......       7,205,107            9.32%

Other 5% Stockholders:
   SDS Merchant Fund, LP (14) ...........................       7,500,000            9.70%

----------

*    Less than one percent of the outstanding common stock

(1) Unless otherwise indicated, the address for all officers and directors is 13155 Noel Road, Suite 700, Dallas, Texas 75240.

(2) Percentage of ownership is based on 77,326,003 shares of common stock outstanding on April 5, 2002. Warrants and shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after April 5, 2002, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(footnotes continued on next page)

(footnotes continued from previous page)

(3) Includes options to purchase 644,062 shares of common stock and warrants for 163,000 common shares, all of the foregoing exercisable within 60 days of April 5, 2002.

(4) Includes options to purchase 144,582 shares of common stock and warrants for 18,000 common shares, all of the foregoing exercisable within 60 days of April 5, 2002.

(5) Includes options to purchase 170,414 shares of common stock that are exercisable within 60 days of April 5, 2002.

(6) Includes options to purchase 70,519 shares of common stock and warrants for 21,000 common shares, all of the foregoing exercisable within 60 days of April 5, 2002.

(7) Comprised of options to purchase 100,000 shares of common stock that are exercisable within 60 days of April 5, 2002.

(8) Includes 16,000 shares of common stock beneficially owned by Mr. Jones' spouse, Kathleen Jones, and options to purchase 62,000 shares of common stock that are exercisable within 60 days of April 5, 2002.

(9) Includes options to purchase 1,160,519 shares of common stock and warrants for 27,000 common shares, all of the foregoing exercisable within 60 days of April 5, 2002.

(10) Includes options to purchase 413,666 shares of common stock and warrants for 18,000 common shares, all of the foregoing exercisable within 60 days of April 5, 2002.

(11) Includes options to purchase 712,500 shares of common stock and warrants for 7,000 common shares, all of the foregoing exercisable within 60 days of April 5, 2002.

(12) Includes options to purchase 175,580 shares of common stock and warrants for 5,000 common shares.

(13) Comprised of options to purchase 277,000 shares of common stock that are exercisable within 60 days of April 5, 2002.

(14) SDS Merchant Fund, LLP, One Soundshore Drive, Greenwich, CT 06830. SDS Merchant Fund, LLP also owns 90 Series B Convertible Preferred shares and 500 Series C Convertible Preferred shares, all of which are convertible into common stock at rates to be determined with reference to the market price of viaLink common stock at time of conversion.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

NAME                          AGE       POSITION(s)
----                          ---       -----------
Warren D. Jones ........       59       Chief Executive Officer
Robert N. Baker ........       50       President and Chief Operating Officer
Mark L. Bromberg .......       51       President of Food Service and Hospitality
Robert I. Noe ..........       50       President of CPG and Retail
David M. Lloyd .........       50       Senior Vice President of Operations
Brian M. Carter ........       33       Vice President and Chief Financial Officer
William P. Creasman ....       49       Vice President, General Counsel, and Secretary
Jack Scott .............       51       Chief Information Officer

     Information regarding Messrs. Jones and Baker is included in Proposal One.

     Mark L. Bromberg serves as our President of Food Service and Hospitality. Mr. Bromberg joined us in April 2000. From 1997 to April 2000, Mr. Bromberg served as President and Chief Executive Officer of Pinnacle Restaurant Group LLC and from 1989 to 1997 he served as President and Chief Executive Officer of East Side Mario's Restaurants, Inc. Mr. Bromberg's career spans more than 25 years in the restaurant and hospitality industries and he has served on the boards of numerous food service and hospitality industry companies and associations in both the U.S. and Canada.

     Robert I. Noe serves as our President of CPG and Retail and is responsible for marketing, alliances and industry relations. Mr. Noe joined us in April 1999. Prior to that time, Mr. Noe served as the Vice President of Industry Solutions and in other management positions at Electronic Data Systems (or EDS), a publicly traded professional services company.

     David M. Lloyd serves as our Senior Vice President of Operations. Mr. Lloyd joined us in April 1999 as Vice President of Human Resources. From April 1997 to April 1999, Mr. Lloyd served as Senior Vice President of Human Resources and Administration for Fujitsu ICL Retail Systems, Inc. In that capacity, he handled all human resource and administration responsibilities for United States and Europe operations, including facilities management for all 44 Fujitsu locations in the United States. Mr. Lloyd also served as Vice President of Human Resources for Station Casinos, from June 1994 to April 1997.

     Brian M. Carter serves as our Chief Financial Officer. From November 2000 until January 2002 he was Vice President of Finance, and from June 1999 through March 2001 he was Controller of viaLink. From January 1991 through June 1999 he held various positions with Deloitte & Touche LLP, most recently as Senior Manager.

     William P. Creasman serves as our Vice President, General Counsel, and Secretary. Until January 2002 Mr. Creasman served as our Chief Financial Officer in addition to his other offices. Mr. Creasman joined us in August 2000. From February 1987 to August 2000, Mr. Creasman served as Senior Vice President, General Counsel and Secretary of TCBY Enterprises, Inc.

     Jack Scott serves as our Chief Information Officer. Mr. Scott joined us in February 2000. From 1996 to February 2000, Mr. Scott served as Chief Information Officer and Vice President of Information Services of Unified Western Grocers Inc.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of the four other most highly compensated executive officers whose salary and bonus for 2001 was in excess of $100,000, for services rendered in all capacities to the company for the fiscal years ended December 31, 1999, 2000, and 2001. During 2001, these officers received additional non-cash compensation, perquisites and other personal benefits. However, the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus paid to and accrued for the individual during the year.

                           SUMMARY COMPENSATION TABLE

                                                                                                        Long-term
                                                       Annual Compensation                             Compensation
                                                --------------------------------                       ------------
                                                                                                        Securities
                                                                                     Other Annual       Underlying       All Other
Name and Principal Position                     Year       Salary         Bonus      Compensation      Options/SARs     Compensation
---------------------------                     ----       ------         -----      ------------      ------------     ------------
Warren D. Jones (1) .........................   2001      $  44,931           --

Robert N. Baker..............................   2001      $ 196,024     $ 55,500                         163,125
     President and Chief Operating Officer      2000        211,423       68,000     $ 123,064(2)             --               --
                                                1999        180,963       57,047                              --               --

Robert I. Noe................................   2001      $ 243,208     $ 58,282                         290,000
     President of CPG and Retail                2000        250,000       85,313                              --               --
                                                1999        168,269       50,395                         700,000               --

David M. Lloyd...............................   2001      $ 209,008     $ 65,720                         264,000
     Senior Vice President of Operations        2000        209,508       89,040                              --               --
                                                1999        137,077       41,573                         500,000               --

Mark L. Bromberg.............................   2001      $ 199,650     $ 32,757                         257,500
     President of Food Service                  2000        138,462       46,876                         140,000               --
     and Hospitality

----------

(1) Mr. Jones entered into a consulting agreement with viaLink effective September 5, 2001, whereunder he is paid at an annual rate of $198,000 for his services as Chief Executive Officer. The agreement is terminable at will by either Mr. Jones or viaLink.

(2) Mr. Baker received $123,064 to cover moving expenses in accordance with a company relocation benefits plan when the corporate offices relocated from Oklahoma City, Oklahoma to Dallas, Texas.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table contains information concerning the stock options granted to each of our executive officers named in the summary compensation table during the 2001 fiscal year. All the grants were made under our 1999 Stock Option/Stock Issuance Plan or predecessor plans. Except for the limited stock appreciation rights, or SAR's, summarized in footnote 3, we did not grant any SARs to any of our executive officers named in the summary compensation table during the 2001 fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS(1)(2)                     POTENTIAL REALIZABLE
                                 --------------------------------------------------------       VALUE AT ASSUMED
                                 NUMBER OF      % OF TOTAL                                   ANNUAL RATED OF STOCK
                                 SECURITIES    OPTIONS/SARS                                  PRICE APPRECIATION FOR
                                 UNDERLYING     GRANTED TO      EXERCISE                         OPTION TERM (5)
                                 OPTION/SAR    EMPLOYEES IN     PRICE PER      EXPIRATION    ----------------------
NAME                             GRANTED (3)     2001 (4)        SHARE            DATE          5%($)        10%($)
----                             -----------   ------------     ---------      ----------    -----------   --------

Warren D. Jones...........          12,000           *          $3.469          01/04/11       $ 26,184    $ 66,355
                                    48,000           *            0.59          08/03/11         17,813      45,142
                                   300,000        4.99            0.26          09/05/11         49,062     124,332
                                   200,000        3.33            0.25          10/25/11         31,450      79,700

Robert N. Baker...........          25,000           *            1.04          07/16/11         16,354      41,444
                                    88,125        1.47            0.27          08/17/11         14,964      37,927
                                    50,000           *            0.25          10/25/11          7,862      19,925

Robert I. Noe.............          25,000           *            1.04          07/16/11         16,354      41,444
                                    40,000           *            1.04          07/16/11         26,166      66,310
                                    25,000           *            0.27          08/17/11          4,246      10,760
                                   200,000        3.33            0.25          10/25/11         31,450      79,700

David M. Lloyd............          20,000           *            1.04          07/16/11         13,083      33,155
                                    94,000        1.56            0.27          08/17/11         15,962      40,456
                                   150,000        2.50            0.25          10/25/11         23,588      59,775

Mark L. Bromberg..........          25,000           *            1.04          07/16/11         16,354      41,444
                                    50,000           *            1.04          07/16/11         32,708      82,888
                                   112,500        1.87            0.27          08/17/11         19,106      48,418
                                    70,000        1.16            0.25          10/25/11         11,008      27,895

----------

(1) Each option represents the right to purchase one share of common stock and generally vests at a rate of 33% per annum over three years. If we are acquired by merger, consolidation, asset sale or tender or exchange offer, the option will accelerate in full, unless (a) the successor assumes the option, (b) the option is replaced with a cash incentive program of the successor which preserves the option spread or (c) the acceleration of the option is restricted by limitations imposed at the time of the grant. In the event the option does not otherwise accelerate, the option will accelerate in full if the individual's position is involuntarily terminated within eighteen (18) months after a merger, consolidation, asset sale or tender or exchange offer, and remain exercisable for the one-year following such termination or sooner termination of the option. Each option expires on the earliest to occur of (a) ten years from the date of grant, (b) three
     (3) months following termination of the individual's employment us, other than by death or permanent disability or (c) twelve months following termination of the individual's employment with us, death or permanent disability. All options were granted at fair market value as determined by the board of directors on the date of the grant.

(2) The compensation committee has the authority to cancel outstanding options in return for the grant of new options. These new options may be for the same or a different number of option shares with an exercise price based upon the fair market value of the common stock on the new grant date.

(3) The options include a "limited stock appreciation right" pursuant to which the options may, upon successful completion of a hostile tender offer for more than 50% of the total combined voting power of our outstanding securities or change in the composition of the board of directors through contested elections, be surrendered to us in return for a cash payment equal to the excess of (a) the then market price of the shares of common stock subject to the surrendered option or, if higher, the highest price paid per share of common stock in the tender offer over (b) the exercise price payable for those shares.

(4)  The total number of options granted to employees in 2001 was 6,011,370.

(5) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the deemed fair market value for accounting purposes on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the number and value of unexercised options held by each of our Named Officers as of December 31, 2001.

                            FISCAL 2001 OPTION VALUES

                                                       Number of Securities Underlying     Value of Unexercised
                                                            Unexercised Options at        In-the-Money Options at
                            Shares                            December 31, 2001            December 31, 2001 (2)
                           Acquired        Value       -------------------------------  ---------------------------
Name                      on Exercise    Realized(1)    Exercisable     Unexercisable   Exercisable   Unexercisable
----                      -----------    -----------   --------------  ---------------  -----------   -------------

Warren D.Jones ......            --            --            50,000       560,000             -0-           -0-
Robert N. Baker .....            --            --           644,062       119,063             -0-           -0-
Robert I. Noe .......            --            --           512,500       477,500             -0-           -0-
David M. Lloyd ......            --            --           413,666       350,334             -0-           -0-
Mark L. Bromberg ....            --            --           102,916       294,584             -0-           -0-

----------

(1) The value realized of shares acquired on exercise was determined by subtracting the exercise price of the fair market value of our common stock on the exercise date multiplied by the number of shares exercised.

(2) Value is determined by subtracting the exercise price from the fair market value of our common stock as of December 31, 2001 of $0.19, based on the closing sales price of our common stock as reported on the Nasdaq Over-the-Counter Bulletin Board and multiplying by the number of shares underlying the options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     MR. JONES

         On September 5, 2001, we entered into a consultant agreement with Warren D. Jones. Under this contract we pay Mr. Jones at an annual rate of $198,000 and granted him a one-time award of 300,000 stock options which vested immediately. There are no provisions in the agreement for the payment of bonuses or severance, and either Mr. Jones or we may terminate the agreement upon notice.

     MR. BAKER

         On October 1, 1998, we entered into an employment contract with Robert
N. Baker. Under the contract as amended, we pay an annual base salary of $158,625 to Mr. Baker. Mr. Baker was also eligible to receive an annual bonus equal to 50% of his then current annual salary. Under the contract, we granted to Mr. Baker incentive stock options for the purchase of 200,000 shares of common stock under our 1995 Stock Option Plan and non-qualified stock options for the purchase of 400,000 shares of common stock under the 1998 Non-Qualified Stock Option Plan.

Both the incentive stock options and the non-qualified stock options vest and become exercisable over a three year period. The incentive stock options granted to Mr. Baker are exercisable for $0.83 per share and the non-qualified stock options are exercisable for $0.75 per share. Mr. Baker's incentive stock options expire on September 29, 2007 and his non-qualified stock options expire on September 30, 2003. In the event the contract with Mr. Baker is terminated or specific corporate reorganization events occur, any non-exercisable options will become fully exercisable.

         Mr. Baker's employment agreement has a term of three years and is subject to automatic renewal on a year-to-year basis, unless either party provides six-months prior written notice of termination. If we terminate the contracts for any reason, other than for "cause" (as defined in the agreement), Mr. Baker will be entitled to:

               o the continuation of his then current salary and the benefits provided pursuant to the agreement;

               o    a one time payment in the amount of the greater of:

                    (A)  the bonus due, or

                    (B)  15% of the salary payable for such quarter; and

               o    a lump sum payment of $400,000.

         On July 10, 2001, Mr. Baker agreed to defer 25% of his base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Baker's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Baker's agreeing to these reductions in his compensation, the Board of Directors granted him 25,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Baker agreed to an additional $17,625 reduction in his then current (previously reduced) base salary. In exchange for Mr. Baker's agreeing to this reduction in his compensation, the Board of Directors granted him 88,125 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002.

     MESSRS. LLOYD AND NOE

         In April 1999, we entered into employment contracts with Robert I. Noe and David M. Lloyd. Under these contracts as amended, we will pay an annual base salary of $201,250 to Mr. Noe and $169,200 to Mr. Lloyd.

         In connection with their employment contracts, we granted non-qualified stock options to purchase 600,000 and 400,000 shares of common stock under the 1999 plan to Messrs. Noe and Lloyd, respectively. The options vest and become exercisable over a three-period and have a current exercise price of $3.61. All of the options expire on May 21, 2009.

         Each employment contract has a one year term with automatic renewal on a year-to-year basis, unless either party provides 30 days prior written notice of termination. If we terminate the contract for any reason other than for "cause" (as defined under the applicable agreement), Messrs. Noe and Lloyd will be entitled to a lump sum payment equal to his then current annual salary.

         On July 10, 2001, Mr. Lloyd agreed to defer 20% of his base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Lloyd's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Lloyd's agreeing to these reductions in his compensation, the Board of Directors granted him 20,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Lloyd agreed to an additional $18,800 reduction in his then current (previously reduced) base salary. In exchange for Mr. Lloyd's agreeing to this reduction in his compensation, the Board of Directors granted him 94,000 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002.

         On July 10, 2001, Mr. Noe agreed to defer 25% of his base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Noe's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Noe's agreeing to these reductions in his compensation, the Board of Directors granted him 25,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Noe agreed to an additional $5,000 reduction in his then current (previously reduced) base salary. In exchange for Mr. Noe's agreeing to this reduction in his compensation, the Board of Directors granted him 25,000 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002.

     MR. SCOTT

         In January, 2000, we entered into an at will employment agreement with Jack Scott. Under this contract, as amended, we pay Mr. Scott an annual salary of $135,100. In connection with his employment agreement, we granted Mr. Scott non-qualified stock options to purchase 160,000 shares of common stock under the 1999 plan. The options vest and become exercisable over a three-year period and have a current exercise price of $17.50. All of the options expire on January 17, 2010. The compensation committee approved amendments to Mr. Scott's employment agreement in September 2000, increasing his annual compensation to $190,000 and granting him an additional 40,000 non-qualified stock options under the 1999 plan at an exercise price of $8.906, which expire on September 25, 2010.

         On July 10, 2001, Mr. Scott agreed to defer 20% of his base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Scott's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Scott's agreeing to these reductions in his compensation, the Board of Directors granted him 20,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Scott agreed to an additional $16,900 reduction in his then current (previously reduced) base salary. In exchange for Mr. Scott's agreeing to this reduction in his compensation, the Board of Directors granted him 84,500 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002.

     MR. BROMBERG

         In April 2000, we entered into an employment agreement with Mark L. Bromberg. Under this contract, as amended, we will pay Mr. Bromberg an annual salary of $146,250. The agreement guaranteed the payment of a $18,750 bonus to Mr. Bromberg for the fiscal quarter ending June 30, 2000. In connection with his employment agreement, we granted non-qualified stock options to purchase 125,000 shares of common stock under the 1999 plan to Mr. Bromberg. The options vest and become exercisable over a three-year period and have a current exercise price of $14.125. All of the options expire on May 17, 2010. The employment agreement is at will. However, if we terminate Mr. Bromberg without cause, Mr. Bromberg will be entitled to severance equal to six month salary, payable in twelve monthly installments.

         On July 10, 2001, Mr. Bromberg agreed to defer 25% of his base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Bromberg's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Bromberg's agreeing to these reductions in his compensation, the Board of Directors granted him 25,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Bromberg agreed to an additional $22,500 reduction in his then current (previously reduced) base salary. In exchange for Mr. Baker's agreeing to this reduction in his compensation, the Board of Directors granted him 112,500 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002.

     MESSRS. CREASMAN AND CARTER

         In May, 1999 we entered into an employment agreement with Mr. Carter; as amended, he is entitled to receive an annual base salary of $150,000. Mr. Carter was also granted 120,000 non-qualified options under the 1999 plan at a $3.6125 exercise price, which expire on May 24, 2009. Under his employment agreement, Mr. Carter is entitled to receive severance equal to half of his annual salary paid out over 12 months in the event of his termination by us for anything other than cause. On July 10, 2001, Mr. Carter agreed to defer 15% of his base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Carter's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Carter's agreeing to these reductions in his compensation, the Board of Directors granted him 15,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Carter agreed to an additional $7,500 reduction in his then current (previously reduced) base salary. In exchange for Mr. Carter's agreeing to this reduction in his compensation, the Board of Directors granted him 37,500 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002.

         In June, 2000 we entered into an employment agreement with Mr. Creasman, for employment starting in August, 2000. Under this contract as amended, we will pay him an annual base salary of $151,875. Mr. Creasman was also granted 35,000 non-qualified options under the 1999 plan at a $10.06 exercise price, which expire on June 5, 2010. Under his employment agreement, Mr. Creasman is entitled to receive severance equal to half of his annual salary paid out over 12 months in the event of his termination by us for anything other than cause. On July 10, 2001, Mr. Creasman agreed to defer 25% of his base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Creasman's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Creasman's agreeing to these reductions in his compensation, the Board of Directors granted him 25,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Creasman agreed to an additional $16,875 reduction in his then current (previously reduced) base salary. In exchange for Mr. Creasman's agreeing to this reduction in his compensation, the Board of Directors granted him 84,375 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002.

         In March, 2001, we also entered into executive security agreements with each of Messrs. Creasman and Carter. The executive security agreements provide that, if within one year of a change in control of the company Messrs. Creasman's or Carter's employment is terminated, whether voluntarily or involuntarily, the company is obligated to make a single, lump sum cash severance payment to the executive equal to two times the executive's average includible annual compensation for a base period consisting of the most recent five taxable years ending before the date on which the change of control occurs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         None of our officers or employees served as a member of the compensation committee of the board of directors in the last fiscal year. None of our current executive officers has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee during the last fiscal year.

                          COMPENSATION COMMITTEE REPORT

         The compensation committee provides guidance and periodic monitoring for all corporate compensation, benefit, perquisite, and employee equity programs. The Compensation Committee's actions will generally relate to overall considerations, policy, and strategy. The administration of all compensation plans is the responsibility of management. However, the compensation committee specifically reviews and authorizes specific actions on the following matters:
(a) compensation, benefit, perquisite, and equity action for all corporate officers and for all others with annual base salaries in excess of $100,000.00,
(b) all employee equity plans and individual equity grants, (c) all individual awards to all corporate officers, (d) benefit plans, and (e) succession planning for corporate officers. The members of the compensation committee are Messrs. Walker and Wright and Ms. Hale, all non-employee directors of the company. Prior to his agreeing to serve as Chief Executive Officer of viaLink, Mr. Jones was also a member of the Compensation Committee. This report addresses our compensation practices relating to executive officers in fiscal 2001.

         The company's executive compensation practices are designed to attract, retain and motivate key employees while maximizing shareholder value by combining annual and long-term compensation to executives. The company seeks to provide compensation that motivates executives by recognizing and rewarding individual initiative and achievement. Long-term compensation to executives is based on stock ownership by management and is designed to ensure that such executives have a continuing stake in the long-term success of the company.

     Compensation Elements

         For fiscal 2001, the company's executive compensation program consisted of base salary, quarterly cash bonuses based on performance, and equity-based compensation. Compensation paid during fiscal 2001 reflected an emphasis on determining pay on an individualized basis.

         Base Salary. Executive's base salaries are periodically reviewed to determine if such salaries are comparable to the base salaries of others holding similar positions in the company's industry. Subjective measures of performance include a review of each executive's past and anticipated level of performance and level and scope of responsibility. Base salaries were voluntarily reduced by all employees of viaLink in 2001, and many executive officers elected to reduce their base salaries by as much as 35%.

         Cash Bonuses. Criteria for bonuses for executive officers are set and determined by the board of directors and decisions are made quarterly concerning such awards. Cash bonuses were eliminated in mid-2001 and will not be reinstated until viaLink is profitable.

         Stock Options. The company's long-term incentive program is based on the company's 1999 Stock Option/Stock Issuance Plan and predecessor plans. The committee reviews and authorizes the award of stock options at the fair market value on the date of grant, in amounts, to persons, and at times it believes appropriate. Options granted may include, in the committee's discretion, limited stock appreciate rights pursuant to which the options may, upon the occurrence of certain change in control events, be surrendered to the company in return for a specified cash payment. In determining whether to grant options, the committee reviews the options previously granted and exercised, the company's performance as determined in the market price of its stock, individual performance and potential contribution to the company and the perceived need of providing additional long-term incentives to the individual under consideration.

     CEO Compensation

         The compensation committee's general approach in reviewing Mr. Jones's annual compensation is to seek to be competitive with other companies of a similar size in the company's industry, to recognize and reward initiative, overall corporate performance and managerial ability, and to provide long-term incentive to increase shareholder value. In setting Mr. Jones's cash compensation, the committee targeted Mr.Jones's cash compensation to fall within the range of such amounts. The committee also considered the circumstances of Mr. Jones's returning from retirement to manage the company and the cash compensation of his predecessor.

Sue A. Hale (Chair of the committee); Jerry W. Walker; Jimmy M. Wright

                             STOCK PERFORMANCE GRAPH

     The graph below shows a comparison for the period commencing December 31, 1997, through December 31, 2001 of the cumulative total stockholder returns for the Company's common stock, the NASDAQ Stock Market (U.S.), and the NASDAQ Computers and Data Processing Sector Index, assuming a $100 investment on December 31, 1997. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the company's stock. Information used in the graph was obtained from NASDAQ, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG THE viaLINK COMPANY THE NASDAQ STOCK MARKET (U.S.) INDEX
                 AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                                    [GRAPH]

* $100 invested on December 31, 1997 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

                                         NASDAQ                                                          NASDAQ
                           NASDAQ        COMP &                                              NASDAQ      COMP &
               VLNK        INDEX        DP INDEX                                 VLNK        INDEX      DP INDEX
              -------     --------      --------                                -----        ------     --------

12/31/1997     0.8906     1570.350       618.660              12/31/1997          100          100         100
12/31/1998     2.5312     2192.690      1134.190              12/31/1998          284          140         183
12/31/1999    18.1875     4069.310      2325.400              12/31/1999        2,042          259         376
12/31/2000     2.8125     2470.520      1294.970              12/31/2000          316          157         209
12/31/2001     0.1900     1950.400       980.480              12/31/2001           21          124         158

As of the date shown:

Column A is the calculated value of an initial $100 investment in The viaLink Company.

Column B is the calculated value of an initial $100 investment based on the NASDAQ index.

Column C is the calculated value of an initial $100 investment based on NASDAQ Computer and Data Processing Index.

                              CERTAIN TRANSACTIONS

PAYMENTS AND OPTION GRANTS TO OFFICERS

     For a description of payments and option grants to executive officers, see the information in Proposal One and "Executive Compensation and Other Information - Summary of Cash and Certain Other Compensation," "-Stock Options and Stock Appreciation Rights" and " -Employment Contracts, Termination of Employment and Change in Control Arrangements."

INDEMNIFICATION

     In addition to the indemnification provisions contained in our bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the company (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

     All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the board of directors, our executive officers and persons who hold more than 10% of a registered class of our equity securities are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and 10% stockholders are required by the SEC regulations to furnish us with all Section 16(a) forms they file. Based solely upon (a) the copies of Section 16(a) reports which we received from such persons for their 2001 fiscal year transactions in the common stock and their common stock holdings, and (b) the written representations received from one or more of such persons that no other reports were required to be filed by them for the 2001 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

                             AUDIT COMMITTEE REPORT

     The audit committee reports as follows with respect to the audit of our 2001 audited consolidated financial statements.

     Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee these processes.

     In this context, the committee has met and held discussions with management and the independent accountants. Management represented to the committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The company's independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm's independence.

     Based upon committee's discussion with management and the independent auditors and the committee's review of the representation of management and the report of the independent auditors to the committee, the committee recommended that the board of directors include the audited consolidated financial statements in the company's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

     Jerry W. Walker (Chair); Sue Hale; Jimmy M. Wright

     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee Report, Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

                                  ANNUAL REPORT

     A copy of our Annual Report to Stockholders for fiscal 2001 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                                   FORM 10-KSB

     We filed our annual report on Form 10-KSB with the SEC on March 31, 2002. Stockholders may obtain a copy of this report, without charge, by writing to William P. Creasman, Vice President, General Counsel ,and Secretary, at our executive offices located at 13155 Noel Road, Suite 700, Dallas, Texas 75240

                                   THE BOARD OF DIRECTORS OF THE viaLINK COMPANY

Dated: May __, 2002

                                  ATTACHMENT A

     Article V A of the Certificate of Incorporation of The viaLink Company will read as follows if Proposal Two is adopted:

     "Authorized Shares. The aggregate number of shares that the Corporation shall have authority to issue is 310,000,000, (i) 300,000,000 shares of which shall be Common Stock, par value $0.001 per share, and (ii) 10,000,000 of which shall be Preferred Stock, par value $0.001 per share."

                               THE viaLINK COMPANY
                                      PROXY

                  Annual Meeting of Stockholders, June 4, 2002

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               THE viaLINK COMPANY

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held June 4, 2002, and the Proxy Statement and appoints Warren D. Jones and William P. Creasman, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The viaLink Company (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the OXFORD ROOM OF THE UNIVERSITY CLUB, 13350 DALLAS PARKWAY, DALLAS, TEXAS 75240, ON JUNE 4, 2002, AT 2:00 P.M. (CENTRAL DAYLIGHT SAVINGS TIME) (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

     PLEASE CIRCLE THE WORDS INDICATING YOUR VOTE NEXT TO EACH ITEM:

     1.   To elect two (2) Class III directors to the Company's Board of Directors to serve for a three-year term each ending in the year 2005 or until their respective successors are duly elected and qualified.

          Jerry W. Walker                    IN FAVOR                AGAINST                WITHHOLD AUTHORITY
                                                                                            TO VOTE

          Jimmy M. Wright                    IN FAVOR                AGAINST                WITHHOLD AUTHORITY
                                                                                            TO VOTE

     2.   IN FAVOR   AGAINST     ABSTAIN     To amend the Articles of Incorporation of the Company to authorize a total of
                                             300,000,000 (an additional 150,000,000) shares of common stock.

     3.   IN FAVOR   AGAINST     ABSTAIN     To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

     4.   In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

     The Board of Directors recommends a vote IN FAVOR OF each of the directors listed above and a vote IN FAVOR OF each the listed proposal. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF EACH OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

    Please print the name(s)
    appearing on each share
    certificate(s) over which
    you have voting authority:
                               -------------------------------------------------
                                        (Print name(s) on certificate)

     Please sign your name:                                Date:
                            ------------------------------      ----------------
                              (Authorized Signature(s))